As filed with the Securities and Exchange Commission on May 25, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________________________________

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)
_____________________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	5812 (Primary Standard Industrial Classification Code Number)	84-1303469 (I.R.S. Employer Identification Number)
_____________________________________________________________

520 Zang Street, Suite D
Broomfield, CO 80021
(720) 214-1900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________________________________________

Dave Boennighausen
Chief Executive Officer
Noodles & Company
520 Zang Street, Suite D
Broomfield, CO 80021
(720) 214-1900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_____________________________________________________________

Copies to:
Andrew L. Fabens Steven R. Shoemate Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 (212) 351-4000	Melissa Heidman Vice President, Acting General Counsel & Secretary Noodles & Company 520 Zang Street, Suite D Broomfield, CO 80021 (720) 214-1900
_____________________________________________________________
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Primary Offering: Class A common stock, par value $0.01 per share	5,000,000 (1)	(1)(2)	$45,875,000 (3)	$5,711.44
Secondary Offering: Class A common stock, par value $0.01 per share	30,207,509 (1)	(1)(2)	$277,153,895.08 (3)	$34,505.66
Total Registration Fee (Primary and Secondary)			$323,028,895.08	$40,217.10

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A common stock being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2) With respect to any primary or secondary offering, the proposed maximum offering price per share of Class A common stock will be determined from time to time in connection with, and at the time of, the sale by the Company or holder, as applicable, of such Class A common stock.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sales prices of the shares of Class A common stock on May 23, 2018 of $9.175, as reported on the Nasdaq Global Select Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to such section 8(a) may determine.

The information contained in this preliminary prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 25, 2018

PRELIMINARY PROSPECTUS

Noodles & Company

5,000,000 Shares of Class A Common Stock

and

30,207,509 Shares of Class A Common Stock Offered by Selling Stockholders

We may offer and sell up to 5,000,000 shares of our Class A Common Stock, par value $0.01 per share (our “Class A common stock”), and the selling stockholders named in this prospectus may offer and sell up to 30,207,509 shares in the aggregate of our Class A common stock, in each case from time to time in one or more offerings. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

We or the selling stockholders (or their donees, pledgees, transferees or other successors-in-interest, as applicable) may offer and sell shares of our Class A common stock to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of our Class A common stock and the general manner in which we or the selling stockholders will offer shares of our Class A common stock. Each time we or any of the selling stockholders offer and sell shares of our Class A common stock, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts and prices of the Class A common stock. The prospectus supplement will also describe the specific manner in which we or the selling stockholders will offer shares of our Class A common stock. Any prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Class A common stock.

Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol NDLS. The last reported sales price of our Class A common stock on May 24, 2018 was $9.25 per share.

Noodles & Company is an “emerging growth company” as defined under the federal securities laws and, as such, may continue to elect to comply with certain reduced public company reporting requirements in future reports.

Investing in our Class A common stock involves a high degree of risks. Please read “Risk Factors” beginning on page 2 of this prospectus as well as the risk factors and other information in any documents we incorporate by reference into this prospectus. See “Where You Can Find More Information.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated , 2018

Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference into this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or of any sale of shares of our Class A common stock and the information in any free writing prospectus that we may provide to you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not and the selling stockholders have not, done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class A common stock and the distribution of this prospectus outside of the United States.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to 5,000,000 shares of our Class A common stock described in this prospectus, in one or more offerings and at prices and on terms that we determine at the time of the offering. In addition, the selling stockholders may offer and sell, from time to time, in one or more offerings, up to 30,207,509 shares of our Class A common stock. This prospectus provides you with a general description of the Class A common stock we or a selling stockholder may offer. Each time we or the selling stockholders offer and sell any shares of Class A common stock described in this prospectus, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that particular offering by us or the selling stockholders. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.
This prospectus does not contain all the information provided in the registration statement filed with the SEC. For further information with respect to us and our Class A common stock, we refer you to the registration statement, including the exhibits and the consolidated financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” before you make an investment decision.
A copy of the registration statement, including the exhibits and the financial statements and notes filed as a part of the registration statement, may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon the payment of fees prescribed by it. You may call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference facilities. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with it.
You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.
In this prospectus, “Noodles & Company,” “Noodles,” “we,” “us”, “our” and the “Company” refer to Noodles & Company, a Delaware corporation, and, where appropriate, its subsidiaries, unless expressly indicated or the context otherwise requires. We refer to our Class A Common Stock, par value $0.01 per share, as our “Class A common stock,” unless the context otherwise requires. We refer to our Class B Common Stock, par value $0.01 per share, as our “Class B common stock,” unless the context otherwise requires. We refer to our Class A common stock and our Class B common stock together as our “common stock.” The rights of the holders of our Class A common stock and our Class B common stock are identical in all respects, except that our Class B common stock does not vote on the election or removal of directors unless and until converted on a share for share basis into Class A common stock.
All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic and current reporting requirements of the Exchange Act, and in accordance therewith, we file periodic and current reports, proxy statements and other information with the SEC. The registration statement, such periodic and current reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.
We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at http://investor.noodles.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and amendments or supplements to those reports and statements, filed with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. Information that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the future shall be incorporated by reference into this prospectus, and such information as well as information contained in any supplement to this prospectus will automatically update and supersede the information contained in this prospectus. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our Class A common stock. We are incorporating by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended January 2, 2018, as filed with the SEC on March 15, 2018;

•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 4, 2018;

•	our Quarterly Report on Form 10-Q for the period ended April 3, 2018, as filed with the SEC on May 11, 2018;

•	our Current Reports on Form 8-K as filed with the SEC on May 8, 2018, May 17, 2018, and May 25, 2018; and

•	the description of our common stock included in our registration statement on Form 8-A (File No. 001-35987) filed on June 25, 2013.
Notwithstanding the foregoing, no information is incorporated by reference in this prospectus where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section (such as, without limitation, the information furnished under Item 2.02 or Item 7.01 in any Current Report on Form 8-K), unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus.
Copies of these filings, including the documents incorporated by reference, are available at no cost on our website, http://investor.noodles.com. In addition, each person, including any beneficial owner, to whom a prospectus is delivered, may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us at (720) 214-1900. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the registration statement. Please direct your request to:

Noodles & Company
Attention: Corporate Secretary
520 Zang Street, Suite D
Broomfield, CO 80021
(720) 214-1900
Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including but not limited to risks and uncertainties discussed in the sections entitled “Prospectus Summary” and “Risk Factors” and in the documents incorporated by reference herein, such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding estimated costs associated with our closure of underperforming restaurants, the implementation and results of strategic initiatives and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to: our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; costs associated with our data security incident, including losses associated with settling payment card networks’ expected claims; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry related public health issues and perceptions of food safety; seasonal factors; weather; and those discussed in “Special Note Regarding Forward-Looking Statements” and “Risk Factors” as filed in our Annual Report on Form 10-K for our fiscal year ended January 2, 2018, our Quarterly Report on Form 10-Q for the period ended April 3, 2018 and in the other documents incorporated by reference herein.
We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and in the documents incorporated by reference herein. The forward-looking statements contained in this prospectus involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the statements. Also, the forward-looking statements contained herein represent our estimates and assumptions only as of the date of this prospectus. Unless required by United States federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.
The market data and certain other statistical information used throughout this prospectus or incorporated by reference herein are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates. Although we believe these third-party sources are reliable, we have not independently verified the information attributed to these third-party sources and cannot guarantee its accuracy and completeness. Similarly, our estimates have not been verified by any independent source.
You should read this prospectus, the documents that we incorporate by reference in this prospectus and the documents that we have filed as exhibits to documents incorporated by reference and to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before deciding whether or not you should invest in shares of our Class A common stock. You should read the entire prospectus carefully, including the section of this prospectus entitled “Risk Factors” and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended January 2, 2018, and all other information included or incorporated herein by reference in this prospectus in its entirety (including our consolidated financial statements and the related notes) before you decide whether to invest in shares of our Class A common stock.

Overview

Noodles & Company is a restaurant concept offering lunch and dinner within the fast-casual segment of the restaurant industry. We opened our first location in 1995, offering noodle and pasta dishes, staples of many cuisines, with the goal of delivering fresh ingredients and flavors from around the world under one roof. Today, our globally inspired menu includes a wide variety of high quality, cooked-to-order dishes, including noodles and pasta, soups, salads and appetizers.

Equity Sponsors

L Catterton is the largest consumer-focused private equity firm in the world, with over $15.0 billion of equity capital under management dedicated to growing middle market companies and emerging high-growth enterprises. With a 29-year history and more than 160 investment and operating professionals in 17 offices across five continents, L Catterton has one of the largest and most experienced teams in global consumer investing.

Mill Road Capital Management LLC (“MRC”) is a private investment firm focused on investing in and partnering with publicly traded micro-cap companies in the U.S. and Canada. The firm has flexible, long-term capital with the ability to purchase shares in the open market, buy large block positions from existing shareholders, provide capital for growth or acquisition opportunities, or execute going-private transactions. MRC has raised approximately $670 million of aggregate equity capital commitments and has offices in Greenwich, CT and the San Francisco Bay Area.

Argentia is a wholly owned subsidiary of the Public Sector Pension Investment Board (“PSPIB”), a Canadian Crown corporation established in 1999 that manages net contributions to the pension funds of the Public Service, the Canadian Forces, the Royal Canadian Mounted Police, and the Reserve Force Pension Plan. PSPIB is one of Canada's largest pension investment managers, with CDN$139.2 billion of assets under management as at September 30, 2017.

Corporate Information

We were incorporated in 2002 in Delaware and merged with The Noodles Shop Co., Inc., a Colorado corporation, in 2003. In June of 2013, we became a public company. We opened the first Noodles & Company in 1995 in Denver, Colorado. Our central support office, which serves as our principal executive office, is located at 520 Zang Street, Suite D, Broomfield, Colorado 80021, and our telephone number is (720) 214-1900. Our website is www.noodles.com. The information on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS
An investment in our Class A common stock, involves a high degree of risk. You should carefully consider the risks described in our Annual Report on Form 10-K for the fiscal year ended January 2, 2018 and the other information incorporated herein by reference (including our consolidated financial statements and related notes) before making an investment decision. See the section of this prospectus entitled “Where You Can Find More Information.” Any such risks could cause our business, financial condition, results of operations or future prospects to be materially adversely affected. If any of such risks actually occur, our business, financial conditions or results of operations could be materially adversely affected. In any such case, the trading price of our Class A common stock could decline and you could lose all or part of your investment. Some of the statements in this section of the prospectus are forward-looking statements. For more information about forward-looking statements, please see the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of Class A common stock offered by us in this prospectus will be used for general corporate purposes, including working capital, paydown of then-existing debt, capital expenditures, acquisitions and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities. If we decide to use the net proceeds from a particular offering of Class A common stock for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.
We will not receive any proceeds from the sale of any shares of Class A common stock by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus covers the public resale of the shares owned by the selling stockholders listed in the table below. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares listed in the table below as owned by them. The selling stockholders may sell some, all or none of the shares covered by this prospectus and make no representation that any of the shares will be offered for sale. The table below presents information regarding the selling stockholders and the shares that they may offer and sell from time to time under this prospectus.

The following table sets forth:

•	the number of shares beneficially owned by the selling stockholders and their affiliates prior to any sale of the shares covered by this prospectus;

•	the number of shares that may be offered by the selling stockholders pursuant to this prospectus;

•	the number of shares to be beneficially owned by the selling stockholders and their affiliates following the sale of all of the shares covered by this prospectus; and

•	the percentage of our issued and outstanding common stock to be beneficially owned by the selling stockholders and their affiliates following the sale of all of the shares covered by this prospectus.
Beneficial ownership for the purposes of the table below is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. All information with respect to common stock ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders and is as of May 25, 2018. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in this section, the selling stockholders and their affiliates identified herein have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Because the selling stockholders may sell some or all of the shares included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling stockholders in the future. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock the selling stockholders hold in transactions exempt from the registration requirements of the Securities Act after the date on which such selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares owned beneficially by them listed in the table below that are covered by this prospectus. Shares in the table below refer to shares of outstanding common stock.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering	Number of Shares of Common Stock Offered Pursuant to this Prospectus	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Common Stock Beneficially Owned After Sale of Shares
Catterton-Noodles, LLC (1)	13,001,550	13,001,550	—	—%
Catterton Management Company, L.L.C. (2)	35,078	35,078	—	—%
Mill Road Capital II, L.P. (3)	8,873,240	8,873,240	—	—%
Thomas E. Lynch (3)	8,889,032	8,889,032	—	—%
Argentia Private Investments Inc. (4)	8,281,849	8,281,849	—	—%

(1) Based on (a) the information included in the most recently available Schedule 13D/A filed with the SEC on April 12, 2017, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Catterton-Noodles, LLC, certain of its subsidiaries and affiliates (including L Catterton), and other companies (collectively, the “Catterton Reporters”), and (b) subsequent information known to the Company. Catterton Reporters have shared voting power and shared dispositive power over 13,001,550 shares.  Scott Dahnke is a Global Co-CEO of L Catterton, and in such capacity, has voting and investment control over the securities. Mr. Dahnke disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of L Catterton is 599 West Putnam Avenue, Greenwich, CT 06830.

(2) Based on (a) the information included in the most recently available Schedule 13D/A filed with the SEC on April 12, 2017, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Catterton Management Company, L.L.C., certain of its subsidiaries and affiliates (including L Catterton), and other companies (collectively, the “Catterton Management Reporters”), and (b) subsequent information known to the Company. Catterton Management Reporters have shared voting power and shared dispositive power over 35,078 shares. The principal business address of L Catterton is 599 West Putnam Avenue, Greenwich, CT 06830.

(3) Based on (a) the information included in the most recently available Schedule 13D/A filed with the SEC on April 19, 2017, as updated by reports filed with the SEC pursuant to Section 16 of the Exchange Act, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Mill Road Capital II , L.P. (“Mill Road Capital”), Mill Road Capital II GP LLC, the general partner of Mill Road (“Mill Road GP”), and Thomas E. Lynch and Scott P. Scharfman, each of whom is a management committee director of Mill Road GP, and (b) subsequent information known to the Company. Each of Mill Road and Mill Road GP have sole voting power and sole dispositive power over 8,873,240 shares of our Class A common stock, and each of Messrs. Lynch and Scharfman disclosed having shared voting power and shared dispositive power over such shares. Mr. Lynch also has sole voting power and sole dispositive power over 15,792 shares of our Class A common stock. Each of Messrs. Lynch and Scharfman disclaims beneficial ownership of all such securities except to the extent of his pecuniary interest therein. The principal business address of each such person is 382 Greenwich Avenue, Suite One, Greenwich, CT 06830.

(4) Based on (a) the information included in the most recently available Schedule 13D/A filed with the SEC on April 20, 2017, as updated by reports filed with the SEC pursuant to Section 16 of the Exchange Act, which reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by Argentia Private Investments Inc. (“Argentia”), which is affiliated with the Public Sector Pension Investment Board (“PSP Investments”), a Canadian Crown Corporation (collectively, the “Argentia Reporters”), and (b) subsequent information known to the Company. Argentia Reporters have sole voting power over 8,281,849 shares of our Class A common stock. Neil Cunningham is President and Chief Executive Officer of PSP Investments. He is also President of Argentia. Darren Baccus is Director of Argentia and Senior Vice President and Chief Legal Officer. Marie-Claude Cardin is director of Argentia and Vice President, Finance and Administration of PSP Investments. In such capacities, Mr. Cunningham, Mr. Baccus and Ms. Cardin have investment control over such securities. Mr. Stewart and Stephanie Lachance, Vice President, Responsible Investment of PSP Investments, have voting control over such securities on behalf of Argentia. The address of the Argentia Reporters is 1250 René-Lévesque Boulevard West, Suite 1400, Montréal, Québec, Canada H3B 5E9.

Material Relationships

Our stockholders agreement, dated as of July 2, 2013, with L Catterton and Argentia grants L Catterton and Argentia the right, subject to certain conditions, to nominate representatives to our Board of Directors and committees of our Board of Directors. L Catterton and Argentia each have the right to designate two members to our Board of Directors, and the parties to the stockholders agreement will agree to vote to elect such director designees. The directors appointed by L Catterton and Argentia are Messrs. Dahnke and Taub appointed by L Catterton and Mr. Dufresne appointed by Argentia. See the section of our Annual Report on Form 10-K for the fiscal year ended January 2, 2018 entitled “Certain Relationships and Related Transactions, and Director Independence-Registration Rights” and the section of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2018, titled “Transactions with Related Persons.”

In addition, under the terms of a securities purchase agreement with Mill Road Capital (“Mill Road Securities Purchase Agreement”), Mill Road Capital is entitled, subject to maintaining a minimum threshold of ownership of Class A common stock, to designate one nominee to our Board of Directors. Mill Road designated Thomas E. Lynch as its nominee to our Board of Directors, and Mr. Lynch was appointed to our Board of Directors in April 2017. In addition, subject to certain limitations set forth in a letter agreement entered into between Mill Road Capital and the Company, dated as of February 15, 2017 (the “Mill Road Letter Agreement”), Mill Road Capital generally agreed not to acquire additional equity securities of the Company for a period of two years following the date of the Mill Road Letter Agreement. The Mill Road Letter Agreement is attached as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on March 14, 2017.

DESCRIPTION OF CAPITAL STOCK
General
The following is a summary of our capital stock and provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the SEC as exhibits to the registration statement, of which this prospectus forms a part. References in this section to “the company,” “we,” “us” and “our” refer to Noodles & Company and not to any of its subsidiaries.
Our authorized capital stock consists of 150,000,000 shares of Class A common stock, par value $0.01 per share, which we refer to in this prospectus as Class A common stock, 30,000,000 shares of Class B common stock, par value $0.01 per share, which we refer to in this prospectus as Class B common stock, and 1,000,000 shares of undesignated preferred stock, par value $0.01 per share, which we refer to in this prospectus as preferred stock. In addition, there are warrants outstanding to purchase 1,913,793 shares of our Class A common stock, which we refer to in this prospectus as the L Catterton warrants, and warrants outstanding to purchase 28,850 shares of our Class B common stock. We refer to our Class A common stock and Class B common stock as “common stock” when described on an aggregate basis.
Class A Common Stock
As of May 24, 2018, there were 41,160,540 shares of Class A common stock outstanding held by 44 stockholders of record.
There are 150,000,000 shares of our Class A common stock authorized for issuance. Pursuant to our amended and restated certificate of incorporation, holders of our Class A stock will be entitled to one vote on all matters submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of Class A common stock, as such, are not entitled to vote on any amendment to our amended and restated certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our amended and restated certificate of incorporation. Holders of Class A common stock are not entitled to cumulative voting in the election of directors. This means that the holders of a majority of the Class A common stock are able to elect all of the directors then standing for election. Subject to the rights, if any, of the holders of any outstanding series of preferred stock, holders of our Class A common stock will be entitled to receive dividends out of any of our funds legally available when, as and if declared by the board of directors. Upon the dissolution, liquidation or winding up of the company, subject to the rights, if any, of the holders of our preferred stock, the holders of our common stock shall be entitled to receive the assets of the company available for distribution to its stockholders ratably in proportion to the number of shares held by them. Holders of Class A common stock do not have preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class A common stock.
Class B Common Stock
As of May 24, 2018, there were no shares of Class B common stock outstanding.
There are 30,000,000 shares of our Class B common stock authorized for issuance. Pursuant to our amended and restated certificate of incorporation, our Class B common stock has the same rights as our Class A common stock except that holders of our Class B common stock, in their capacity as such, are not entitled to vote in the election or removal of directors unless such Class B common stock is converted into Class A common stock. Shares of our Class B common stock are convertible on a share-for-share basis into shares of our Class A common stock at the election of the holder. Subject to the rights, if any, of the holders of any outstanding series of preferred stock, holders of our Class B common stock will be entitled to receive dividends out of any of our funds legally available when, as and if declared by our board of directors. Upon our dissolution, liquidation or winding up, subject to the rights, if any, of the holders of our preferred stock, the holders of shares of our common stock will be entitled to receive the assets of the company available for distribution to its stockholders ratably in proportion to the number of shares held by them. Holders of Class B common stock do not have preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Class B common stock.
Preferred Stock
As of May 24, 2018, there were no shares of preferred stock outstanding.

Our board of directors is authorized to issue not more than an aggregate of 1,000,000 shares of preferred stock in one or more series, without stockholder approval. Our board of directors is authorized to establish, from time to time, the number of shares to be included in each series of preferred stock and to fix the designation, powers, privileges, preferences and relative participating, optional or other rights, if any, of the shares of each series of preferred stock and any of its qualifications, limitations or restrictions. Our board of directors also is able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series of preferred stock then outstanding, without any further vote or action by the stockholders. In the future, our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could harm the voting power or other rights of the holders of our common stock, or that could decrease the amount of earnings and assets available for distribution to the holders of our common stock. The issuance of our preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other consequences, have the effect of delaying, deferring or preventing a change in our control and might harm the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plans to issue additional shares of preferred stock.
Warrants
As of May 24, 2018, there were warrants outstanding to purchase 1,913,793 shares of our Class A common stock, and warrants outstanding to purchase 28,850 shares of our Class B common stock.

The exercise price of the L Catterton warrants is $4.35 per share, which is equal to the closing bid price of our Class A common stock on February 7, 2017. The L Catterton warrants are exercisable from August 9, 2017 until August 9, 2022. Upon a change of control (as defined in the L Catterton warrants), holders of the L Catterton warrants shall be entitled to cause us to redeem the L Catterton warrants for cash or Class A common stock, at our option, at the Black-Scholes fair value of the L Catterton warrants at such time.

The specific rights of holders of the L Catterton warrants are set forth in the Form of Warrant to Purchase Class A Common Stock attached as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on February 9, 2017 and incorporated by reference herein.
Registration Rights
See the section of our Annual Report on Form 10-K for the fiscal year ended January 2, 2018 entitled “Certain Relationships and Related Transactions, and Director Independence-Registration Rights.”
Anti-Takeover Effects of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws
Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws could make the acquisition of the company more difficult. These provisions of the General Corporation Law of the State of Delaware (the “DGCL”) could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors.
Stockholder meetings. Under our amended and restated certificate of incorporation, only the board of directors, or the chairman of the board of directors or the Chief Executive Officer with the concurrence of a majority of the board of directors may call special meetings of stockholders.
Requirements for advance notification of stockholder nominations and proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.
Elimination of stockholder action by written consent. Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting, except when L Catterton and Argentia and their affiliates collectively own a majority of our outstanding common stock. This provision will, in certain situations make it more difficult for stockholders to take action opposed by the board of directors. L Catterton and Argentia and their affiliates collectively own less than 50.0% of our outstanding common stock.
Election and removal of directors. Our board of directors is divided into three classes, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year. The board of directors has the exclusive right to increase or decrease the size of the board and to fill vacancies on the board. This system of electing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes replacing a majority of directors more difficult for stockholders. Additionally, directors may be removed for cause only with the approval of the holders of a majority of the aggregate voting power of our outstanding Class A common stock and any series of preferred stock entitled to vote generally in the election of directors. Directors may be removed without cause only with the approval of two-thirds of the aggregate voting power of our outstanding Class A common stock and any series of preferred stock entitled to vote generally in the election of directors.
Undesignated preferred stock. The authorization of undesignated preferred stock makes it possible for the board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.
Amendment of provisions in the certificate of incorporation. Our amended and restated certificate of incorporation requires the affirmative vote of the holders of at least two-thirds of the aggregate voting power of our outstanding Class A common stock and any series of preferred stock entitled to vote generally in the election of directors in order to amend any provision of our certificate of incorporation.
Amendment of provisions in the bylaws. Our amended and restated bylaws require the affirmative vote of the holders of at least two-thirds of the aggregate voting power of our outstanding Class A common stock and any series of preferred stock entitled to vote generally in the election of directors in order to amend any provision of our bylaws.
We are not governed by Section 203 of the DGCL.
Transfer Agent and Registrar

Equiniti Trust Company is the transfer agent and registrar for our common stock.
Listing
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “NDLS”.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of certain material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock acquired pursuant to this offering. The discussion does not purport to be a complete analysis of all potential tax consequences. The consequences of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.
This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Class A common stock in the foreseeable future. However, if we do make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class A common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes the applicable withholding agent with a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below regarding backup withholding and FATCA (as defined below), a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Class A common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Class A common stock will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually or constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Class A common stock generally will be subject to backup withholding unless the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder certifies its non-U.S. status by furnishing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI, or other applicable IRS Form, or otherwise establishes an exemption. Information returns are required to be filed with the IRS in connection with any dividends on Class A our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Information reporting and, depending on the circumstances, backup withholding generally will apply to the proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers, unless the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding tax under FATCA to their investment in our Class A common stock.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell our Class A common stock from time to time:

•	to or through underwriters;

•	through dealers (acting as agents or principals);

•	through agents;

•	directly to one or more purchasers, on a negotiated basis or otherwise; or

•	through a combination of any of these methods or any other method permitted by law.

We or the selling stockholders may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In any applicable prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or the selling stockholders must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. As used in this prospectus, references to selling stockholders shall also include any donees, pledgees, transferees or other successors-in-interest, as applicable, of the selling stockholders named herein.

The distribution of the shares of our Class A common stock may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the shares of our Class A common stock and any applicable restrictions.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you with respect to a particular offering) will describe the terms of the offering of the shares of our Class A common stock, including the following:

•	the name or names of the agent or any underwriters;

•	the public offering or purchase price of the shares of our Class A common stock or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares of our Class A common stock from us;

•	any agency fees or underwriting discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any securities exchange or market on which the shares of our Class A common stock will be listed.
If any underwriters or agents are used in the sale of the shares of our Class A common stock in respect of which this prospectus is delivered, we or the selling stockholders will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the applicable prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we or the selling stockholders may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the applicable prospectus supplement. If the selling stockholders grant any such option, the terms of such option will be set forth in the applicable prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we or the selling stockholders will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
We or the selling stockholders may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities. In addition, we will indemnify the selling stockholders against certain civil liabilities, including certain liabilities under the Securities Act, and the selling stockholders will be entitled to contribution from us with respect to those liabilities. The selling stockholders will indemnify us against certain civil liabilities, including liabilities under the Securities Act, and we will be entitled to contribution from the selling stockholders with respect to those liabilities.
If so indicated in the applicable prospectus supplement, we or the selling stockholders will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase securities from us or the selling stockholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions. Delayed delivery contracts will not be subject to any conditions except that:

•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as agents for us or the selling stockholders will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or the selling stockholders. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the selling stockholders and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the selling stockholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.
In order to facilitate the offering of the shares of our Class A common stock, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the shares of our Class A common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

VALIDITY OF THE CLASS A COMMON STOCK
The validity of the shares of Class A common stock offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS
The consolidated financial statements of Noodles & Company included in the Noodles & Company Annual Report (Form 10-K) for the year ended January 2, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Noodles & Company

5,000,000 Shares of Class A Common Stock

and

30,207,509 Shares of Class A Common Stock Offered by Selling Stockholders

PRELIMINARY PROSPECTUS

, 2018

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth all expenses, other than underwriting discounts and commission, paid or payable by the Registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

Amount To Be Paid
SEC registration fee	$40,217.10
Legal fees and expenses	40,000.00
Accounting fees and expenses	20,000.00
Miscellaneous fees expenses	—
Total	$100,217.10

Item 15. Indemnification of Directors and Officers.
Registrant is a Delaware corporation. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Further subsections of DGCL Section 145 provide that:

(1)
to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2)
the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3)
the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 14, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Registrant under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Registrant’s Second Amended and Restated Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, registrant will indemnify any and all of its officers and directors.

Registrant’s Amended and Restated Certificate of Incorporation relieves its directors from monetary damages to Registrant or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Registrant has purchased insurance policies which, within the limits and subject to the terms and conditions thereof, cover certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Registrant.

Pursuant to the Securities Purchase Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 9, 2017 and incorporated by reference herein, the Registrant has agreed to indemnify Catterton-Noodles, LLC (“ L Catterton”) against civil liabilities that may be incurred in connection with offerings made pursuant to this registration statement, including liabilities under the Securities Act.

Pursuant to the letter agreement with Argentia Private Investments Inc. (“Argentia”) filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 9, 2017 and incorporated by reference herein, the Registrant has agreed to indemnify Argentia in limited circumstances for losses incurred by Argentia or its affiliates that arise out of the private placement transaction between Noodles & Company and Catterton Noodles, LLC that occurred on February 8, 2017.

Pursuant to the Mill Road Securities Purchase Agreement, the Registrant has agreed to indemnify Mill Road Capital II, L.P. and certain related persons against, among other things, civil liabilities that may be incurred in connection with offerings made pursuant to this registration statement, including liabilities under the Securities Act.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and by our amended and restated certificate of incorporation or amended and restated bylaws.

Item 16. Exhibits.

(a)	Reference is made to the attached Exhibit Index included below.

EXHIBIT INDEX

Description of Exhibit Incorporated Herein by Reference
Exhibit Number	Exhibit Description	Form	File No.	Filing Date	Exhibit Number	Filed Herewith
1.1*	Form of Underwriting Agreement
4.1	Specimen Stock Certificate	S-1/A	333-188783	June 17, 2013	4.1
4.2	Form of Warrant to Purchase Class A Common Stock	8-K	001-35987	February 9, 2017	4.2
5.1	Opinion of Gibson, Dunn & Crutcher LLP					X
23.1	Consent of Ernst & Young LLP					X
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on page II-4 hereof)					X

______________________________
* If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

(b)	No financial statement schedules are provided because the information called for is not required or is shown in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on May 25, 2018.
.

NOODLES & COMPANY

By: /s/ DAVE BOENNIGHAUSEN
Dave Boennighausen
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dave Boennighausen and Melissa Heidman, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DAVE BOENNIGHAUSEN
Dave Boennighausen	Director, Chief Executive Officer (principal executive officer and principal financial officer)	May 25, 2018
/s/ KATHY LOCKHART
Kathy Lockhart	Vice President and Controller (principal accounting officer)	May 25, 2018
/s/ PAUL MURPHY
Paul Murphy	Chairman	May 25, 2018
/s/ ROBERT HARTNETT
Robert Hartnett	Director	May 25, 2018
/s/ SCOTT A. DAHNKE
Scott A. Dahnke	Director	May 25, 2018
/s/ FRANÇOIS DUFRESNE
François Dufresne	Director	May 25, 2018
/s/ MARY EGAN
Mary Egan	Director	May 25, 2018
/s/ JEFFREY JONES
Jeffrey Jones	Director	May 25, 2018

/s/ THOMAS E. LYNCH
Thomas E. Lynch	Director	May 25, 2018
/s/ DREW MADSEN
Drew Madsen	Director	May 25, 2018
/s/ ANDREW TAUB
Andrew Taub	Director	May 25, 2018

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